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                                                                    Exhibit 10.9

                                                                [Execution Copy]

                               MICHAEL FOODS, INC.

                                  SEVERANCE AND
                              DEFERRED COMPENSATION
                                    AGREEMENT

      AGREEMENT, made effective April 10, 2001, by and among Michael Foods, Inc., a Minnesota corporation (the "Company"), James Mohr ("Employee") and, for purposes of Section 4 hereof, M-Foods Holdings, Inc., a Delaware corporation ("Holdings").

                             Preliminary Statements:

1. The Company considers the establishment and maintenance of a sound and vital management team essential to protecting and enhancing its best interest and the best interests of the Company's shareholders.

2. In this connection, the Company recognizes that the possibility of a change in control of the Company exists and that such possibility and the uncertainty and questions which it may raise among management personnel, may result in the departure or distraction of such personnel to the detriment of the Company and the Company's shareholders.

3. Accordingly, the Company has adopted a Severance Plan for Eligible Employees of Michael Foods, Inc. and its subsidiaries, as amended (the "Plan"), and the Board of Directors of the Company ("Board") has directed management of the Company to implement such Plan.

4. In addition, the Company recognizes the Employee's substantial contribution to the growth and success of the Company and for this reason has decided to make certain changes in the Employee's compensation arrangements, which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Employee as a member of the Company's senior management in the best interests of the Company and its shareholders.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and in order to induce Employee to remain in the Company's employ, the parties hereto hereby agree as follows:

1. Participation in Plan. Employee is hereby designated a "Key Employee" for purposes of the Plan and is eligible for the severance benefits provided therein. Such benefits shall be in lieu of any further salary payments to Employee for periods subsequent to termination of employment, to the extent Employee becomes eligible for such severance payments by reason of termination of employment.

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2.    Term. This Agreement shall commence on the date hereof and shall continue in effect until the Plan has been terminated. From and after the date hereof, this Agreement shall supersede any other agreement between the parties hereto with respect to the subject matter hereof.

3. Plan. This Agreement hereby incorporates by reference the terms(1) and conditions of the Plan which shall be binding upon Employee.

4. Deferral of Certain Compensation. In connection with the Employee's agreement to cancel all of his options to acquire Company Common Stock pursuant to the terms of that certain Option Cancellation Agreement, dated as of the date hereof, by and between the Employee and the Company, the Company shall (a) pay to Employee an amount equal to $129,990 (the "Cancellation Payment") and (b) rollover an amount equal to $384,000 (the "Deferred Amount") to an unfunded, unsecured nonqualified deferred compensation arrangement established for this purpose (the "Deferred Account"). Each of the Employee, the Company and Holdings agrees that Holdings, through an intercompany transfer, shall assume all obligations associated with the Deferred Amount. The Cancellation Payment shall be paid by the Company to the Employee on the Effective Date, or as soon as reasonably practicable thereafter.

      With respect to the Deferred Account, the Deferred Amount shall be deemed to be invested (i.e., an actual investment will not be made), as of the Effective Date, in (A) 3,840 Class A Units (the "Investors A Units") of M-Foods Investors, LLC, a Delaware limited liability company ("Investors") and (B) 3,840 Class A Units (the "Dairy A Units") of M-Foods Dairy Holdings, LLC, a Delaware limited liability company ("Dairy Holdings"). Holdings shall credit Employee's Deferred Account with certain of the distributions that would be received by the Deferred Account if such Deferred Account were actually invested in the manner set forth in the preceding sentence in Investors A Units and Dairy A Units, the extent of such crediting to be in accordance with the calculations set forth in the following two paragraphs. All amounts in the Employee's Deferred Account shall be subject to the claims of the creditors of Holdings.

      With respect to the Investors A Units, Holdings shall credit Employee's Deferred Account with any distributions made in respect of such Investors A Units pursuant to or in accordance with Sections 4.4(a)(i) and 4.4(a)(ii) of the Investors' Amended and Restated Limited Liability Company Agreement, dated April 10, 2001 (the "Investors LLC Agreement"). In the event Investors distributes non-cash property to holders of Investors A Units pursuant to Sections 4.4(a)(i) or 4.4(a)(ii) of the Investors LLC Agreement, Holdings shall credit Employee's Deferred Account in an amount equal to the fair market value of such property, as determined by the Management Committee of Investors. Employee's Deferred Account shall not be credited with any distributions made in respect of Investors A Units pursuant to or in accordance with any subsections of
      Section 4.4 of the Investors LLC Agreement other than Sections 4.4(a)(i) and 4.4(a)(ii) thereof. In the event that Investors A Units are sold by

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(1) All definitions contained herein will be conformed to substantially mirror, as appropriate, the definitions contained in (the "Management Stock Purchase and Unit Subscription Agreement").

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      one or more holders of Investors A Units to a buyer unrelated on the date hereof to the holders of Investors A Units, Holdings shall credit Employee's Deferred Account with an amount equal to the result of (x) the percentage of outstanding Investors A Units being purchased by an unrelated buyer (including, for purposes of this percentage calculation, the number of Investors A Units deemed held by the Deferred Account and any other unfunded, unsecured nonqualified deferred compensation arrangements similarly established to be deemed to hold Investors A Units) multiplied by (y) the number of Investors A Units deemed held in the Deferred Account multiplied by (z) the lesser of (i) the amount of cash or fair market value of any property, as determined by the Management Committee of Investors, received by holders of Investors A Units in exchange for an Investors A Unit and (ii) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Investors LLC Agreement) of an Investors A Unit (assuming such Investors A Unit was issued on the Closing Date, as such term is defined in the Employee's Management Stock Purchase and Unit Subscription Agreement, dated as of the date hereof, by and between the Employee and Investors (the "Management Stock Purchase and Unit Subscription Agreement")); it being understood and agreed that any distribution made pursuant to this sentence shall, with respect to future distributions, reduce the number of Investors A Units deemed held by the Deferred Account by the percentage described in subclause (x) of this sentence.

      With respect to the Dairy A Units, Holdings shall credit Employee's Deferred Account with any distributions made in respect of such Dairy A Units pursuant to or in accordance with Sections 4.4(a)(ii) and 4.4(a)(iii) of the Limited Liability Company Agreement of Dairy Holdings, dated April 10, 2001 (the "Dairy Holdings LLC Agreement"). In the event Dairy Holdings distributes non-cash property to holders of Dairy A Units pursuant to Sections 4.4(a)(ii) or 4.4(a)(iii) of the Dairy Holdings LLC Agreement, Holdings shall credit Employee's Deferred Account in an amount equal to the fair market value of such property, as determined by the Management Committee of Dairy Holdings. Employee's Deferred Account shall not be credited with any distributions made in respect of Dairy A Units pursuant to or in accordance with any subsections of Section 4.4 of the Dairy Holdings LLC Agreement other than Sections 4.4(a)(ii) and 4.4(a)(iii) thereof. In the event that Dairy A Units are sold by one or more holders of Dairy A Units to a buyer unrelated on the date hereof to the holders of Dairy A Units, Holdings shall credit Employee's Deferred Account with an amount equal to the result of (x) the percentage of outstanding Dairy A Units being purchased by an unrelated buyer (including, for purposes of this percentage calculation, the number of Dairy A Units deemed held by the Deferred Account and any other unfunded, unsecured nonqualified deferred compensation arrangements similarly established to be deemed to hold Dairy A Units) multiplied by (y) the number of Dairy A Units deemed held in the Deferred Account multiplied by
      (z) the lesser of (i) the amount of cash or fair market value of any property, as determined by the Management Committee of Dairy Holdings, received by holders of Dairy A Units in exchange for a Dairy A Unit and
      (ii) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Dairy Holdings LLC Agreement) of a Dairy A Unit (assuming such Dairy A Unit was issued on the Closing Date, as such term is defined in the Dairy Unit Subscription Agreement, dated as of the date hereof, between Dairy Holdings and the Employee (the "Dairy Unit Subscription

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      Agreement")); it being understood and agreed that any distribution made pursuant to this sentence shall, with respect to future distributions, reduce the number of Dairy A Units deemed held by the Deferred Account by the percentage described in subclause (x) of this sentence.

      Employee shall receive from Holdings distributions from his Deferred Account, in the amount indicated, upon the occurrence of the following events: (i) upon a Change in Control, Employee shall receive a total distribution of the amount then deemed held in the Deferred Account; (ii) upon the tenth anniversary of the date hereof, Employee shall receive a total distribution of the amount then deemed held in the Deferred Account;
      (iii) upon the purchase by Investors of any of Employee's Class B Units pursuant to Section 7.2 of the Employee's Management Stock Purchase and Unit Subscription Agreement, Employee shall receive a distribution from the Deferred Account equal to the result of (x) the percentage of Employee's Class B Units being purchased by Investors multiplied by (y) the number of Investors A Units deemed held in the Deferred Account multiplied by (z) the lesser of (A) the fair market value of an Investors A Unit, as determined by the Management Committee of Investors and (B) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Investors LLC Agreement) of an Investors A Unit (assuming such Investors A Unit was issued on the Closing Date, as such term is defined in the Employee's Management Stock Purchase and Unit Subscription Agreement); it being understood and agreed that any distribution made pursuant to clause (iii) of this sentence shall, with respect to future distributions, reduce the number of Investors A Units deemed held by the Deferred Account by the percentage described in subclause (x) of such clause (iii); and (iv) upon the purchase by Dairy Holdings of any of Employee's Class B Units pursuant to Section 7.2 of the Employee's Dairy Unit Subscription Agreement, Employee shall receive a distribution from the Deferred Account equal to the result of (x) the percentage of Employee's Class B Units being purchased by Dairy Holdings multiplied by (y) the number of Dairy A Units deemed held in the Deferred Account multiplied by (z) the lesser of (A) the fair market value of a Diary A Unit, as determined by the Management Committee of Dairy Holdings and (B) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Dairy Holdings LLC Agreement) of a Dairy A Unit (assuming such Dairy A Unit was issued on the Closing Date, as such term is defined in the Employee's Dairy Unit Subscription Agreement); it being understood and agreed that any distribution made pursuant to clause
      (iv) of this sentence shall, with respect to future distributions, reduce the number of Dairy A Units deemed held by the Deferred Account by the percentage described in subclause (x) of such clause (iv). The form of payment made with respect to any of the foregoing distributions shall be a cash payment except that (1) in the event of a Change in Control in which the consideration effecting such Change in Control is non-cash consideration, such distribution may be made in the form of such non-cash consideration, the fair market value of which shall be determined by the Management Committee of Investors, and (2) in the event of a distribution of the type described in clause (iii) or (iv) above, if, with respect to Holdings, any of the Cash Deferral Conditions (as such term is defined in the Employee's Management Stock Purchase and Unit Subscription Agreement) exists, the portion of the cash payment so affected may be made by the delivery of Holdings' unfunded and unsecured promise to pay Employee the portion of the cash payment so affected in cash,

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      together with interest, at the first date on which the Cash Deferral
      Conditions no longer exist. The interest on such delayed cash payment will accrue annually at the "prime rate" published by The Wall Street Journal on the date Holdings delivers its unfunded and unsecured promise.

5. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

6. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to, if to the Company, the address then- provided by the Company as its corporate headquarters and, if to the Employee, the address shown on the unit register of Investors.

7. Employee at Will. Nothing in this Agreement or in the Plan shall be construed as to make the Employee anything other than an Employee at Will of the Company. The Company may terminate the Employee's employment with or without cause, however defined, either before or after a Change in Control as defined in the Plan.

8. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be authorized by the Board. No waiver by either party hereto, at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same, or at any prior or subsequent, time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. It is intended that the benefits payable hereunder shall be considered paid to the Employee for the Employee's past services to the Company and continuing services from the date hereof.

9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The validity of this Agreement and the interpretation thereof shall be governed by and construed in accordance with the laws of the State of Minnesota.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.


                                       MICHAEL FOODS, INC.

                                       By:   /s/ John D. Reedy
                                            -----------------------------------
                                       Its:  Executive Vice President
                                            -----------------------------------


                                       M-FOODS HOLDINGS, INC.

                                       By:  /s/ J. Christopher Henderson
                                            -----------------------------------
                                       Its:  Vice President

                                            /s/ James Mohr
                                            -----------------------------------
                                             James Mohr